EXHIBIT 4
                         SALES DISTRIBUTION AGREEMENT

  THIS AGREEMENT ("Agreement") is made and entered into as of the Effective Date (as defined below) by and betwen CARRINGTON LABORATORIES, INC., a Texas corporation and CARRINGTON LABORATORIES BELGIUM N.V., a Belgium corporation, jointly (together hereinafter referred to as "Carrington"), and HEMOPHARM GmbH, a German corporation (" hereinafter referred to as "HEMOPHARM").

                                WINTNESSETH:

  WHEREAS, Carrington is engaged in the business of developing, manufacturing, selling and distibuting certain pharmaceutical products and medical devices and is desirious of establishing a competent and exclusive distribution source for sales of such products in Federal Republic of Yugoslavia (defined in Article I herefor as the Territory); and

  WHEREAS, HEMOPHARM is desirous of distributing such products in the Territory, represents that it has experience in obtaining registration of pharmaceutical preparations or productsand medical devices in the Territory, is well introduced on the market, is willing and able to provide are competent distribution organisation in the Territory, and HEMOPHARM desires to be Carrington's sales distributor for such products in the Territory;

  NOW, THEREFORE, the Parties hereto, in consideration of the premises and mutual covenants and undertakings herein contained, agree as follows:

  Article 1.     Definitions

       1.1. As used in this Agreement, the following terms shall have the meanings specified in this Article 1.1:

       (a) "Effective Date" shall mean the date of last signature of the Parties hereto.

       (b) "Know-how" shall mean secret and substantial tehnical and scientific information regarding the Products, which may be necessary, useful or advisable to enable HEMOPHARM to obtain the Registration of, promote, market and sell the Products in the Territory, and as is or will be specified in the documentation which Carrington has delivered or will deliver to HEMOPHARM after the Effective Date and during the term of this Agreement.

       (c) "Parties" shall mean Carrington and HEMOPHARM and "Party" shall mean either of them as the context indicates.

       (d) "Products" shall mean the wound and skin care products manufactured by or for Carrington set forth on Exhibit A hereto.
  Carrington will provide a ninety (90) day notice to HEMOPHARM on its intent to add or discontinue Products to Exhibit A.

       (e) " R e g i stration" shall mean any official approval, or autorization, or licensing regarding the Products by the appropriate and competent authorities in the Territory, including, if applicable, the Products' selling prices and social security approvals, allowing the lawful marketing of the Products.

       (f)  "Territory"   shall  mean  the  following  countries:  Federal
  Republic of Yugoslavia.

       (g) "Trademarks" shall mean all Trademarks, trade names, service marks, logos and derivatives thereof relating to the Products.

  Article 2.     Appointment

       2.1. Subject to the terms and conditions of this Agreement, Carrington hereby appoints HEMOPHARM as Carrington's exclusive sales distributor in the Territory for the sale of Products, and HEMOPHARM hereby accepts such appointment. As sales distributor in the Territory, HEMOPHARM shall, subject to the terms and conditions of the Agreement, have the right to submit the documentation for the Registration of, promote, distribute and sell Products in the Territory, but shall have no right to take any such action outside the Territory.

       2.2. In a manner reasonably satisfactory to Carrington, Carrington agrees to (a) make and maintain all declarations, filings, and Registratins with, and obtain all approvals and authorization form, governmental and regulatory authorities required to be made or obtained in connection with promotion, marketing, sale or distribution of the Products in the Territory at it's sole expense and HEMOPHARM agrees to
  (b) devote its best efforts to the diligent promotion, marketing, sale and organization of the Products in the Territory, (c) provide and maintain a competent and aggressive organization for the promotion, marketing, sale or distribution of the Products in the Territory, (d) assure competent and prompt handling of inquiries, orders, shipments, billings and collections, and returns of or with respect to the Products and careful attention to customers' requirements for all Products at it's sole expense.

       2.3. During   the  term  of  this  Agreement,  HEMOPHARM  shall  be
  considered an agent of Carrington.

       2.4. Nothing in this Agreement shall be construed as giving HEMOPHARM any right to use otherwise deal with the Know-how for purposes other than those expressly provided for in this Agreement.

       2.5. HEMOPHARM shall promptly inform Carrington of any misappropriation of the Know-how which comes to its attention. After having discussed such situation with HEMOPHARM, Carrington shall have sole and absolute discretion to take such action as it deems appropriate and HEMOPHARM shall reasonably assist Carrington in taking legal action, if deemed necessary, against such misappropriation.

       2.6. All costs and expenses connected with HEMOPHARM's activities or performance under this Agreement are to be borne solely by HEMOPHARM.

  Article 3.     Certain Performance Requirements

       3.1. HEMOPHARM agrees to promote, market, sell and distribute the Products only to customers and potential customers within the Territory for ultimate use within Territory. HEMOPHARM will not, under any cicumstances, either directly or indirectly through third parties, promote, market, sell, or distribute Products within or to, or for ultimate use within, the United States or any place outside the Territory, except if otherwise agreed by the Parties.

       3.2. In order to assure Carrington that HEMOPHARM is in compliance with Article 3.1, HEMOPHARM agrees that:

       (a) HEMOPHARM will send to Carrington quarterly sales reports which set forth the number of units and sizes of each Product sold, the net sales, the number of units of free medical samples distributed;

       (b) HEMOPHARM will send to Carrington quarterly inventory reports of the Products; and

       (c) Carrington may mark for identification all Products sold by Carrington to HEMOPHARM hereunder.

       3.3. HEMOPHARM shall promptly provide Carrington with written reports of any importation or sale of any of the Products in the Territory of which HEMOPHARM has knowledge from any source other than Carrington, as well as with any other information which Carrington may reasonably request in order to be updated on the market conditions in the Territory.

       3.4. HEMOPHARM shall maintain a sufficient inventory of Products to assure an adequate supply of Products to serve all its market segments. HEMOPHARM shall maintain all its inventory of Products clearly segregated and meeting all storage and other standards required by applicable governmental authorities. All such inventory and HEMOPHARM's facilities shall be subject to inspection by Carrington or its agents upon 72 hours written notice.


       3.5. HEMOPHARM shall be reponsible for and shall collect all governmental and regulatory sales and other taxes, charges and fess that may be due and owing upon sales by HEMOPHARM of Products. Upon written request from HEMOPHARM, Carrington shall provide HEMOPHARM with such certificates or other documents as may be reasonably required to establish any applicable exemptions from the collection of such taxes, charges and fees.


       3.6. All Products shall be packaged and delivered by Carrington to HEMOPHARM's consignement stock. All Products shall be labeled, advertised, marketed, sold and distributed by HEMOPHARM in compliance with the rules and regulations, as amended from time to time, of (i) all applicable governmental authorities within the Territory in which the Products are marketed, and (ii) all other applicable laws, rules and regulations. HEMOPHARM shall pay all expenses associated with (i) any alterations to the packaging and labeling of the Products which deviate from Carrington's standard packaging materials, designs, methods and/or procedures, (ii) any language modifications to the packaging or labeling and/or (iii) any additions to inserts in the general packaging.The Parties shall agree on minimum production runs for such custom labels.


       3.7. HEMOPHARM shall not make any alterations or permit any to be made to the Products without Carrington's written consent.

       3.8. HEMOPHARM shall assume all responsibility for and comply with all applicable laws, regulations and requirements concering the Registration, inventory, use, promotion, distribution and sale of the Products in the Territory and correspondingly, in case HEMOPHARM operates otherwise, it shall hold Carrington harmels from any claim resulting therefrom being directed against Carrington or HEMOPHARM by any third party.

       3.9. HEMOPHARM agrees not to make, or permit any of its employees, agents or representative to make, any claims of any properties or results relating to any Product, unless such claims have received written approval from Carrington or from the applicable governmental authorities.

       3.10. HEMOPHARM shall not use label, advertisement or marketing material on or with respect to or relating to any Product unless such label, advertisement or marketing material has first been submitted to and approved by Carington in writing.

       3.11. HEMOPHARM will actively and aggressively promote, develop demand for and maximize the sale of the Products to all customers and potential customers within the Territory. HEMOPHARM agrees not to manufacture, promote, market, sell or distribute to any customers or potential customers in the Territory without ninety (90) days written notice to and approval from Carrington, any competitive wound care, skin care, or incontinence care product, except the products already existing in HEMOPHARM's Production programme and the ones being presently developed by HEMOPHARM.

       3.12. HEMOPHARM represents that its books, records and accounts pertaining to all its operations hereunder are complete and acurate in all material respects and have been maintained in accordance with sound and generally accepted accouting principles. HEMOPHARM's auditor shall deliver to Carrington, in acordance with Article 14, at the end of each 12-month period during the term of the Agreement, a declaration that the accounts rendered are correct.

  Article 4                 Registration of Products

       4.1. It being understood that Registration is a prerequisite to the lawful sale of the Products in the Territory, Carrington hereby agrees to supply HEMOPHARM, promptly after the execution of this Agreement, with any Know-how or relevant documentation necessary for preparing the Registration dossier to be submitted to the aplicable governmental authorities of the Territory.

       4.2. It shall be the responsibility of Carrington, at its sole expense to apply for, obtain and maintain in force the Registration of the Products. Subject to having obtained the prior approval of
  Carrington, the application shall be submitted to all applicable governmental authorities, including the health authorites of the Territory and said application shall be in the name of Carrington.
  HEMOPHARM expressly acknowledges and agrees that the absolute and exclusive ownership of the Regisrtation and all rights orginating out of from the same shall at all times belong only and exclusively to Carrington

       4.3. As soon as HEMOPHARM has received Know-how from Carrington, HEMOPHARM shall prepare, at its sole expense, the Registration dossier and submission and any shall promptly supply Carrington with a copy of the said Registration dossier and submission and Carrington shall be entitled to a free and unrestrained use of the same.


       4.4. Subject to having obtained Carrington's written approval of all such documentation and any subsequent amendments thereto, HEMOPHARM shall, as soon as possible and in any case within sixty (60) days of Carrington's approval, submit the Registration application to the appropriate authorities of the Territory.


       4.5. HEMOPHARM  shall  use  its  best    endeavors  to  obtain  the
  Registration as soon as possible.

       4.6 HEMOPHARM shall copy and keep Carrington fully and timely informed, throughout the term of this Agreement, of all communications sent to or recived from all applicable governmental authorities, including the health authorities, of the Therritory concerning the Products.

       4.7. Carrington guarantees that the supplied Know-how consists of accurate and confirmed data posessed by Carrington and that the Products have the characteristics described therein, but makes no warranty that the supplied Know-now will necessarily result in the grant of the Registration and HEMOPHARM shall have no claim against Carrington arising out of any delay or refusal by the authorities to issue the Registration.

  Article 5.     Sale of Products by Carrington to HEMOPHARM

       5.1. Subject to the terms ond conditions of this Agreement, including specifically Article 5.7. herefor, Carrington shall sell to HEMOPHARM the Products at a specified price for each Product (the "Contract Price"). For orders placed by HEMOPHARM during the first 12-month period of the term Agreement, the Contract Prices for the Products listed Exhibit A are set forth on such exibit opposite each Product. At least ninety (90) days prior to the end of each 12-month period of the term of this Agreement, (a) HEMOPHARM shall provide in writing to Carrington both a sales forecast and a purchase forecast for the following 12-month period, and (b) the Parties shall commence good faith negotiations to determine and agree upon the Contract Prices for Products for the next 12-month period of the term. During any twelve
  (12) month period Carrington reserves the right to change its Contract Price for each Product.

       5.2. As consideration for its appoinment as a sales distributor entited to a Product discount, HEMOPHARM agrees to purchase from Carrington, during each 12-month period of the term of this Agreement, commencing with the 12-month period beginning _ december , 1997 , at the Contract Price, a specified minimum aggregate dollar amount (based on the Contract Price) of the Products (the "Specified Minimum Purchase Amount"). For the first 12-month period of the term of this Agreement, the Specified Minimum Purchase Amounts shall be $ 200.000,. The Specified Minimum Purchase Amounts for each subsequent 12-month period shall be determined by mutual agreement of the Parties no later than thirty (30) days prior to the beginning of such period based on HEMOPHARM's reasonable, good faith projections of future sales growth and such other factors at the Parties may deem relevant.

       5.2.A When and if Carrington decides to use the rights stipulated under Articles 1.1/d, 5. or 5.7 of this Agreement in order to delete or add the Products in the Exhibit A, or change the Contract Price or doesn't deliver the Products in the ordered quantities, contractual Parties shall in good faith determine the changes in the Specified Minimum Purchase Amount from the Article 5.2 of this Agreement.

       5.3. HEMOPHARM shall order Products by submitting a purchase order to Carrington describing the type and quantity of the Products to be purchased. All orders are subjected to acceptance by Carrington. All purchases shall be spaced in a reasonable manner. If Carrington accepts the order, Carrington will invoice HEMOPHARM upon shipment of the Products. Unless otherwise agreed, HEMOPHARM shall pay all invoices in full within sixty (60) days of the date of the statement issued by HEMOPHARM describing the exact quantity and type of Products withdrawn from the consignement stock. HEMOPHARM shall be solely responsible for all costs in connection with affecting payments.

       5.4. Carrington   shall  not  be  obligated  to  ship  Products  to
  HEMOPHARM at any time when payment of an amount owed by HEMOPHARM is ovrerdue or when HEMOPHARM is otherwise in breach of this Agreement.

       5.5. All shipments shall be initiated by a Purchase Order. Product shipment dates will be specified in the Purchase Order. These dates may not be scheduled prior to ninety (90) days after the dates the Purchase Order is received and acknowledged in writing by Seller, unless by mutual consent of this parties Purchase Orders will be not-
  concellable. HEMOPHARM will issue to Carrington on a monthly basis, a twelve (12) month rolling forecast so that Carrington may incorporate said forecasts into its planning system. The triggering document for production activities is, however, the purchase order, as stated above. Carrington will guarantee delivery dates for Product quantities that vary up to 20% above the last monthly rolling forecast issued prior to the purchase order placed by HEMOPHARM. Variation above 20% shall be discussed between the Parties and Carrington will use its best efforts to maintain delivery dates requested by HEMOPHARM.

       5.6. All shipments of Products to HEMOPHARM's consignement stock will be packaged in accordance with Carrington's standard packaging procedures and shipped per Carrington's existing distribution policy. All Contract Prices are F.O.B., (invoice price includes seller's expense for delivery to the named destination) Carrington's facility, Irving, Texas. Ownership of and title to Products and all risks of loss with respect thereto shall pass to HEMOPHARM upon delivery of such Products and all risks of loss with respect thereto shall pass to HEMOPHARM upon delivery of such Products by Charrington to the carrier at the designated delivery (F.O.B.) point. Deliveries of Products shall be made by Carrington under normal trade conditions in the usual and customary being utilized by Carrington at the time and location of the particular delivery.

       5.7. Carrington shall use its reasonable best efforts to ensure availability of all Products ordered by HEMOPHARM under this Agreement. However, necessary in the best judgment of Carrington, Carrington may allocate its available supply of Products among all its customers, distributors or other purchasers, including HEMOPHARM , on such basis as it shall deem reasonable, practicable and equitable, without liability for any failure of performance or lost sales which may result from such allocations.

       5.8. Carrington accepts liability for defective Products and agrees to replace such defective Products should they occur with new Products. Except as may be expressly stated by Carrington on the Product or on Carrington's packaging , or in Carrington's information accompanying the Product, at the time of shipment to HEMOPHARM's consignement stock hereunder, CARRINGTON MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CARRINGTON NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OBLIGATION OR LIABILITY IN CONNECTION WITH THE PRODUCTS. HEMOPHARM shall not make any representation or warranty with respect to the Products that is more extensive than, or inconsistent with, the limited warranty set forth in this Article 5.8. or that is incosistent with the policies or publications of Carrington relating to the Products.

       HEMOPHARM'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY HEREUNDER IS THE DELIVERY BY CARRINGTON OF ADDITIONAL QUANTITIES OF THE PRODUCTS IN REPLACEMENT OF THE NON-CONFORMING PRODUCTS OR THE REFUND OF THE CONTRACT PRICE FOR THE PRODUCTS THAT ARE COVERED BY THE WARRANTY, AT HEMOPHARM'S OPTION. EXCEPT FOR THE RESPONSIBILITY FOR THE DAMAGES RESULTING OUT OF HIDDEN DEFECTS OF THE PRODUCTS, CARRINGTON SHALL HAVE NO OTHER OBLIGATION OR LIABILITY FOR DAMAGES TO HEMOPHARM OR ANY OTHER PERSON OF ANY TYPE, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR OTHER COMMERCIAL OR ECONOMIC LOSS, OR ANY OTHER LOSS, DAMAGE OR EXPENSE, ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE, LOSS OF USE, NONPERFORMANCE OR REPLACEMENT OF THE PRODUCTS.

       EACH CONTRACTUAL PARTY IN DEFAULT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS OTHER CONTRACTUAL PARTY AND AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF OTHER CONTRACTUAL PARTY, FROM AND AGAINST ALL CLAIMS, LIABILITIES, DEMANDS, DAMAGES, EXPENSES AND LOSSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR CONNECTED WITH (i) ANY USE, SALE OR OTHER DISPOSITION OF PRODUCTS, KNOW-NOW OR TRADEMARKS, (ii) ANY BREACH BY ONE OF THE CONTRACTUAL PARTIES OF ANY ITS REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT OR (iii) ANY ACTS OR OMISSIONS ON THE PART OF ONE OF THE CONTRACTUAL PARTIES OR ITS AGENTS, SERVANTS OR EMPLOYEES WHICH ARE OUTSIDE OR BEYOND ONE OF THE CONTRACTUAL PARTY'S AUTHORIZATION GRANTED HEREIN.

       5.9. Credits for defective Products to HEMOPHARM shall include importation and shipment expenses and will be calculated by Carrington based on the original Contract Price of the items returned, whether identified by lot number ar another method. Carrington shall provide HEMOPHARM with a copy of its liability Insurance Certificate and shall include HEMOPHARM thereunder.

  Article 6.     Term and Termination

       6.1. The term of this Agreement shall be for a period of five years from the effective data of this Agreement. After such term, this Agreement shall be automatically terminated unless the parties mutually agree in writing to extend the term hereof. Notwithstanding the foreogoing, this Agreement may be terminated earlier in accordance with the provisions of this Article 6 or as expressly provided elsewhere in this Agreement.

       6.2. Carrington shall have the absolute right to terminate this Agreement if HEMOPHARM fails to perform or breaches, in any materials respect, any of the terms or provisions of this Ageerment. Without limiting the events which shall be deemed to constitute a breach or material breach of this Agreement by HEMOPHARM, HEMOPHARM understands and agrees that it shall be in material breach of this Agreement, and Carrington shall have the right to terminate this Agreement under this
  Article 6.2., if:

            (i) HEMOPHARM fails of refuses to pay to Carrington any sum when due;

            (ii) HEMOPHARM breaches any provision of Article 2.2., 3.4., 4., 5.3., 5.8., 7. or 8; or,

            (iii) HEMOPHARM fails to purchase the Specified Minimum Purchase Amounts of Product for any required period.

       6.3. Each Party shall have the absolute right to terminate this Agreement in the event the other Party shall become insolvent, or if there is instituted by or aginst the other Party procedures in bankruptcy, or under insolvency laws or for reorganization, receivership or dissolution, or if the other Party loses any franchise or licence to operate its business as presently conducted in any part of the Territory.

       6.4. This Agreement shall automatically terminate effective at the end of any 12-month period of the term of this Agreement referred to in Articles 5.1. and 5.2. hereof if the Parties are unable to agree upon the Contract Prices or the Specified Minimum Amounts for the next 12-month period of the term.

       6.5. During the one-year period following termination of this Agreement, any inventory of Products held by HEMOPHARM at the termination of this Agreement may be sold by HEMOPHARM to customers in the Territory in the ordinary course; provided, however, that for the period required to liquidate such inventory, all of the provisions contained herein govering HEMOPHARM's performance obligations and Carrington's rights shall remain in effect. In order to accelerate the liquidation of any such inventory, Carrington shall have the option, but not the obligation, to purchase all or any part of such remaining inventory at the price at which the inventory was originally sold by Carrington to HEMOPHARM, including importation and shipping.

       6.6. The termination of this Agreement shall not impair the rights or obligations of either Party hereto which shall have accrued hereunder prior to such termination. The provisions of Articles 5.8., 6.5., 7., 8. and 15. and the rights and obligations of the Parties thereunder shall survive the termination of this Agreement for a period of one (1) year.


  Article 7.     Trademarks

       7.1. All Carrington Trademarks, trade names, service marks, logos and derivatives thereof relating to the Products (the "Tradenames"), and all patents, technology and other intellectual property (also known as "Know-how") relating to the Products and of the good will associated therewith, are the sole and exclusive property of Carrington and/or its affiliates. The Products shall be promoted, sold and distributed only under the Trademarks. Carrington hereby grants HEMOPHARM permission to use the Trademarks for the limited purpose of performing its obligations under this Agreement. Carrington may, in its sole discretion after consultation with HEMOPHARM modify or discontinue the use of any Trademark and/or use one or more additional or substitute marks or names, and HEMOPHARM shall be obligated to do the same.

       7.2. Carrington's Trademarks shall appear on all Product packaging, labels, and inserts and other materials which HEMOPHARM uses for the marketing of the Products in such form and manner as Carrington shall reasonably require. Carrington retains the right to review and approve all intended uses of the Trademark in any packaging, inserts, labels, or promotional or other materials relating to the Products prior to HEMOPHARM's actual use thereof.

       7.3. It shall be the sole responsibility of Carrington, at its sole expense, to keep in force and maintain the Trademarks in the Territory by paying all necessary fees throughout the term of this Agreement. HEMOPHARM agrees to use the Trademarks in full compliance with the rules prescribed from time to time by Carrington. The Trademarks shall always be used together with the sign "R" or the sign "TM". HEMOPHARM may not use any Trademark as part of any corporate name or with any prefix, suffix or other modifying word, term, design or symbol. In addition, HEMOPHARM may not use any Trademark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by Carrington.

       7.4. In the event of any infrigement of, or threatened or presumed infrigement of, or challenge to HEMOPHARM's use of any Trademark or of any HEMOPHARM trademark, HEMOPHARM is obligated to notify Carrington immediately. Carrington shall have sole and absolute discretion to take such action as it deems appropriate.

       7.5. In the event of the termination of this Agreement for any reason, HEMOPHARM's right to use the Trademarks shall cease, and HEMOPHARM shall cease using such Trademarks at such time as HEMOPHARM's inventory of Products has been sold. HEMOPHARM shall, as soon as it is reasonably possible, remove all Trademarks which appear on or about the permises of the office(s) of HEMOPHARM and any of the advertising of HEMOPHARM used in connection with the Products.

       7.6. In the event of a breach or threatened breach by HEMOPHARM of the provisions of this Article 7., Carrington shall be entitled to an injunction or injunctions to prevent such breaches. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this Article 7., including the recovery of damages from HEMOPHARM.

       7.7. Should for some reason the Trademark be prevented from being used in any part or whole of the Territory, the Parties shall consult as to a suitable other trademark (which trademark shall be also defined as "Trademark" for purposes of this Agreement) owned by Carrington or to be transferred from HEMOPHARM to Carrington for use in connection with the marketing and sale of the Products; it being agreed, however, that Carrington retains the right to ultimately determine what such alternative Trademark shall be used, provided it is not confusingly similar to a Trademark owned by HEMOPHARM in the Territory.

       7.8. Nothing contained in this Agreement shall be construed as giving HEMOPHARM the right to use the Trademark outside the Territory or for any other product than the Products.

  Article 8.     Confidential Information

       8.1. HEMOPHARM recognizes and acknowledges that HEMOPHARM will have access to confidential information and trade secrets, including "Know-how", of Carrington and other entities doing business with Carrington relating to research, development, manufacturing, marketing, financial and other business-related activities ("Confidential Information"). Such Confidential Information constitutes valuable, special and unique property of Carrington and/or other entities doing business with
  Carrington. Other than as is necessary to perform the terms of this Agreement, HEMOPHARM shall not, during and after the term of this
  Agreement, make any use of such Confidential Information, or disclose any of such Confidential Information to any person or firm, corporation, association or other entity, for any reason or purpose whatsoever, except as specifically allowed in writing by an authorized representative of Carrington. In the event of a breach or threatened breach by HEMOPHARM of the provisions of this Article 8, Carrington shall be entitled to an injunction restraining HEMOPHARM from disclosing and/or using in whole or in part, such Confidential information. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this
  Article 8, including the recovery of damages from HEMOPHARM. The above does not apply to information or material that was known to the public or generally available to the public prior to the date it was received by HEMOPHARM.

       8.2 Contractual parties shall not disclose any of the terms of this Agreement without the prior written consent of other contractual party.

       8.3 Mutatis mutandis Carrington has the same obligations towards HEMOPHARM as HEMOPHARM has towards Carrington according to Article 8.1.

  Article 9.     Force Majeure

       9.1 Neither HEMOPHARM nor Carrington shall have any liability hereunder if either is prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including, without limitation, fire, explosion, accident, riot, flood, drought, storm, earthquake, lightning, frost, civil comotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other casuality, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"), nor shall HEMOPHARM's or Carrington's obligations, except as may be necessary, be suspended during the period of such Force Majeure, nor shall either Party's obligations be cancelled with respect to such Products as would have been sold hereunder but for such suspension. Such affected Party shall give to the other Party prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each Party hereto shall endavor with due dilligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon both Party's obligations under this Agreement. Should the Force Majeure continue for more than six (6) months, than the other Party shall have the right to cancel this Agreement and the Parties shall seek an equitable agreement on the Parties' reward of interests.

       9.2 The Parties agree that any obligations to pay money is never excused by Force Majeure.

  Article 10.    Amendment

       10.1 No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either Party hereto unless reduced to writing and executed by the duly authorized representative of each Party.

  Article 11.    Entire Agreement

       11.1 This  Agreement  represents  the   entire   Agreement  between
  the Parties and shall supersede any and all prior agreements, understandings, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the Parties, their officers, directors or employees as to the subject matter hereof. Neither of the Parties hereto has relied upon any oral representation or oral information given to it by any representative of the other Party.

       11.2 Should any provision of this Agreement be rendered invalid or unenforceable, it shall not affect the validity or enforceability of the remainder.

  Article 12.    Assignment

       12.1 Neither this Agreement nor any of the rights or obligations of HEMOPHARM hereunder shall be transferred or assigned by HEMOPHARM without the prior written consent of Carrington, executed by a duly authorized officer of Carrington, except in case of HEMOPHARM's parent company in the manner already approved by Carrington.

  Article 13.    Notices

       13.1 Any notice required to be given under this Agreement by one of the Parties to the other shall be given for all purposes by delivery in person, registered air-mail, commercial courier services, postage prepaid, return receipt requested, or by fax addressed to:

       a) Carrington at: Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038; Attention: President, or at such other address as Carrington shall have theretofore furnished in writing to HEMOPHARM. (Fax No. 214-518-1020)

       b) HEMOPHARM at: Koenigsteiner Strasse 2, 61350 Bad Homburg v.d.H., Germany; Attention: Mr Pavle **Airi&**. (Fax No. 06172 968 900)

  Article 14.    Waiver

       14.1 Neither HEMOPHARM's nor Carrington's failure to enforce at any time any of the provision of this Agreement or any right with respect thereto, shall be considered a waiver of such provisions or rights or in any way affect the validity of same. Neither HEMOPHARM's nor Carrington's exercise of any of its rights shall preclude or prejudice either Party thereafter from exercising the same or any other right it may have, irrespective of any previos action by either Party.

  Article 15.    Interpretation

       15.1 The language of this Agreement is English. No translation into any other language shall be taken into account in the interpretation of the Agreement itself.

       15.2 The headings of this Agreement are inserted for convenience only and shall not affect its construction.

       15.3 Where appropriate, the terms defined in Article 1. and denoting the single number only shall include the plural and vice versa.

       15.4 References to any law, regulation, statut or statutory provision includes reference to the law, regulation, statute or statutory provision as from time to time amended, extended or reenacted.

  Article 16.    Exhibits

       16.1 Any and all exhibits referr to herein shall be considered an integral part of this Agreement.

  Article 17.    No Iinconsistent Actions

       17.1 Each Party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement, and subject to the provisions of Articles 5.7 and 9 hereof, will promptly perform all acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement.

  Article 18.    Currency of Account

       18.1 Thius Agreement evidences a transaction of the sale of goods in which the specification of US dollars is of the essence and US dollars shall be the currency of account in all events. All payments to be made by HEMOPHARM to Carrington hereunder shall be made either (i) in immediately available funds by confirmed wire transfer to bank account to be designated by Carrington or (ii) in the form of a bank cashiers check payable to the order of Carrington.

  Article 19.    Binding Effect

       19.1 This Agreement shall inure to the benefit of and be binding upon the respective successors of the Parties.

  IN  WITNESS  WHEREOF, the Parties hereto have executed this Agreement as
  of the ...... day of the year.. 1997   first above written.


  CARRINGTON Laboratories                               HEMOPHARM GmbH

  ____________________                              __________________
  By:                                          By:

  Name:                                             Name:

  Title:                                            Title:

                                  EXHIBIT A

                                  HEMOPHARM
                          Products & Contract Price


   Product                                                  Contract
     No.                       Product                        Price

           HYDROGEL WOUND DRESSINGS

   101002  Carrasyn[R] V Hydrogel (1.0 oz. Pouch) (Up    $1.61/unit
           to 200,000 units)
   101002  Carrasyn[R] V Hydrogel (1.0 oz. Pouch)        $1.51/unit
           (200,001 - 250,000 units)

   101002  Carrasyn[R] V Hydrogel (1.0 oz. Pouch)        $1.45/unit
           (250,001 - 300,000 units)

   101002  Carrasyn[R] V Hydrogel (1.0 oz. Pouch) (over  $1.36/unit
           300,001 units)

   101023  Carrasyn[R] V Hydrogel Wound Dressing, 3 oz.  $4.25/unit tube
   101017  CarraGauze[R] 2" x 2" Pad (1 pkg., 15         $63.00/case
           pkgs/bx., 6 bxs./cs.) ($0.70 per unit)

   101015  CarraGauze[R] 4" x 4" Pad (1 pkg., 15         $112.50/case
           pkgs/bx., 6 bxs./cs.) (Up to 150,000 units
           $1.25 per unit)

           WOUND & SKIN CLEANSERS

   102060  CarraKlenz[TM] Wound & Skin Cleanser (  6     $2.97/bottle
           oz. Pump)
   102062  CarraKlenz[TM] Wound & Skin Cleanser (  8     $3.97/bottle
           oz. Pump)

   102160  CarraKlenz[TM] Wound & Skin Cleanser (16 oz.  $6.07/bottle
           Pump)

           CALCIUM ALGINATES

   101032  CarraSorb[TM] H Calcium Alginate Wound        $125.00/case
           Dressing (2 x 2) 10bxs./10ea., 10bxs./case
           ($1.25/unit)
   101033  CarraSorb[TM] H Calcium Alginate Wound        $272.00/case
           Dressing (4 x 4) 10bxs./10ea., 10bxs./case
           ($2.72/unit)

           FREEZE-DRIED GELS

   101035  CarraSorb[TM] M Freeze-Dried Gel Wound        $196.20/box
           Dressing (4" diameter)
           15 ea./bx., 4 bxs./cs. ($3.27/unit)

                                   EXHIBIT A

                                  HEMOPHARM
                          Products & Contract Price

           ORAL TECHNOLOGY

           The Carrington[TM] Patch (6 per sleeve)       $0.75/sleeve

  Note: Any   volume  discounts  are  based  on  yearly  purchases  which correspond  with  the  specified 12-month period as set forth in Article
  5.1 of this Agreement.